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                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

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
           KNOXVILLE OFFICE                                                                 DOWNTOWN OFFICE:
   900 SOUTH GAY STREET, SUITE 1700                   REPLY TO:                              AMSOUTH CENTER
         KNOXVILLE, TN 37902                        AMSOUTH CENTER                  315 DEADERICK STREET, SUITE 2700
            (865) 521-6200                 315 DEADERICK STREET, SUITE 2700             NASHVILLE, TN 37238-3001
                                               NASHVILLE, TN 37238-3001                      (615) 742-6200
            MEMPHIS OFFICE                          (615) 742-6200
      THE TOWER AT PEABODY PLACE                                                           MUSIC ROW OFFICE:
     100 PEABODY PLACE, SUITE 950                 WWW.BASSBERRY.COM                       29 MUSIC SQUARE EAST
        MEMPHIS, TN 38103-2625                                                          NASHVILLE, TN 37203-4322
            (901) 543-5900                                                                   (615) 255-6161
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                                 April 22, 2005

Gaylord Entertainment Company
One Gaylord Drive
Nashville, Tennessee 37214

       Re:    Offer for All Outstanding 6.75% Senior Notes Due 2014 of Gaylord
              Entertainment Company in Exchange for 6.75% Senior Notes Due 2014 of Gaylord Entertainment Company - Registration Statement on
              Form S-4

Ladies and Gentlemen:

              We have acted as counsel to Gaylord Entertainment Company, a Delaware corporation (the "Company"), and the Guarantors (as defined below) in connection with the public offering of up to $225,000,000 aggregate principal amount of 6.75% Senior Notes Due 2014 (the "New Notes") of the Company that are to be guaranteed on an unsecured senior basis (the "Guarantees") by the subsidiaries of the Company listed on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being collectively referred to herein as the "Guarantors"). The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount and denomination of the Company's issued and outstanding 6.75% Senior Notes Due
2014 (the "Old Notes"), as contemplated by the Registration Rights Agreement dated as of November 30, 2004 (the "Registration Rights Agreement"), by and among the Company, the Guarantors, Deutsche Bank Securities, Inc., Banc of
America Securities LLC, Citigroup Global Markets Inc. and CIBC World Markets
Corp. The Old Notes were issued, and the New Notes will be issued, under an Indenture, dated as of November 30, 2004, as supplemented by Supplemental
Indenture dated December 30, 2004 (collectively, the "Indenture"), by and among the Company, the Guarantors and U.S. Bank National Association as Trustee (the
"Trustee").

              In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 of the Company relating to the Exchange
Offer, as filed with the Securities and Exchange Commission (the "Commission") on April 22, 2005 (such Registration Statement, as amended to date, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture;
(iv) the Form T-1 of the Trustee filed as an exhibit to the Registration
Statement; (v) the form of the New Notes; and (vi) executed copies of the Guarantees. We also have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth.


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Gaylord Entertainment Company
April 22, 2005
Page 2


              Based on the foregoing, the statements in the Registration
Statement set forth under the caption "Material U.S. Federal Income Tax
Considerations," constitute our opinion of the material U.S. federal income tax considerations applicable to the offering of the New Notes. In arriving at the opinion expressed above, we have assumed that the New Notes will be duly executed and delivered in substantially the forms set forth in the Indenture and will be issued as described in the Registration Statement.

              You should be aware that the above opinions are based on our interpretations of current law, including court authority and existing final and temporary U.S. Treasury regulations, which law is subject to change both prospectively and retroactively. Our opinions are not binding on the Internal
Revenue Service or a court and there can be no assurance that the Internal
Revenue Service will not take a contrary position or that a court would agree with our opinions if litigated. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances or law after the date hereof. In the event any one of the statements, representations or assumptions we have relied upon to issue this opinion is incorrect, our opinion may be adversely affected.

              This opinion is rendered solely in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to all references to Bass, Berry & Sims PLC included in or made part of the Registration Statement.
In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission. This opinion may not be relied upon for any other purpose.

              No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Notes under the laws of any other country or any state or locality.

                                        Very truly yours,


                                        /s/ Bass, Berry & Sims PLC


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                                   SCHEDULE I

                               LIST OF GUARANTORS

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                                                                 STATE OR OTHER JURISDICTION OF
                                                             INCORPORATION OR ORGANIZATION AND FORM
                   NAME OF GUARANTOR                                     OF ORGANIZATION
------------------------------------------------------------------------------------------------------
                   CCK Holdings, LLC                        Delaware limited liability company
                 Corporate Magic, Inc.                      Texas corporation
             Gaylord Creative Group, Inc.                   Delaware corporation
                  Gaylord Hotels, LLC                       Delaware limited liability company
               Gaylord Investments, Inc.                    Delaware corporation
                 Gaylord National, LLC                      Maryland limited liability company
            Gaylord Program Services, Inc.                  Delaware corporation
              Grand Ole Opry Tours, Inc.                    Tennessee corporation
                       OLH, G.P.                            Tennessee general partnership
                   OLH Holdings, LLC                        Delaware limited liability company
              Opryland Attractions, Inc.                    Delaware corporation
               Opryland Hospitality, LLC                    Tennessee limited liability company
      Opryland Hotel-Florida Limited Partnership            Florida limited partnership
             Opryland Hotel Nashville, LLC                  Delaware limited liability company
       Opryland Hotel-Texas Limited Partnership             Delaware limited partnership
               Opryland Hotel-Texas, LLC                    Delaware limited liability company
              Opryland Productions, Inc.                    Tennessee corporation
              Opryland Theatricals, Inc.                    Delaware corporation
     Wildhorse Saloon Entertainment Ventures, Inc.          Tennessee corporation
            ResortQuest International, Inc.                 Delaware corporation
             Abbott & Andrews Realty, LLC                   Florida limited liability company
                  Abbott Resorts, LLC                       Florida limited liability company
              Accommodations Center, Inc.                   Colorado corporation
        Advantage Vacation Homes by Styles, LLC             Florida limited liability company
              Aspen Lodging Company, LLC                    Delaware limited liability company
                B&B on the Beach, Inc.                      North Carolina corporation
            Base Mountain Properties, Inc.                  Delaware corporation
               Bluebill Properties, LLC                     Florida limited liability company
    Brindley & Brindley Realty & Development, Inc.          North Carolina corporation
                Catering Concepts, LLC                      South Carolina limited liability company
            Coastal Real Estate Sales, LLC                  Florida limited liability company
           Coastal Resorts Management, Inc.                 Delaware corporation
            Coastal Resorts Realty, L.L.C.                  Delaware limited liability company
             Coates, Reid & Waldron, Inc.                   Delaware corporation
          Collection of Fine Properties, Inc.               Colorado corporation
             Columbine Management Company                   Colorado corporation
            Cove Management Services, Inc.                  California corporation
             CRW Property Management, Inc.                  Delaware corporation
          Exclusive Vacation Properties, Inc.               Delaware corporation
              Great Beach Vacations, LLC                    Delaware limited liability company
              High Country Resorts, Inc.                    Delaware corporation
     Hilton Head Ocean Front Sales & Rentals, Inc.          South Carolina corporation
              Houston and O'Leary Company                   Colorado corporation
                 K-T-F Acquisition Co.                      Delaware corporation
        Maui Condominium and Home Realty, Inc.              Hawaii corporation
           Mountain Valley Properties, Inc.                 Delaware corporation
                Office and Storage LLC                      Hawaii limited liability company
                 Peak Ski Rentals LLC                       Colorado limited liability company
          Plantation Resort Management, Inc.                Delaware corporation
             Priscilla Murphy Realty, LLC                   Florida limited liability company
          R&R Resort Rental Properties, Inc.                North Carolina corporation
                  REP Holdings, Ltd.                        Hawaii corporation

                                                                 STATE OR OTHER JURISDICTION OF
                                                             INCORPORATION OR ORGANIZATION AND FORM
                   NAME OF GUARANTOR                                     OF ORGANIZATION
------------------------------------------------------------------------------------------------------
                 RQI Acquisition, LLC                       Delaware limited liability company
           Realty Referral Consultants, LLC                 Florida limited liability company
           Resort Property Management, Inc.                 Utah corporation
             Resort Rental Vacations, LLC                   Tennessee limited liability company
                ResortQuest Hawaii, LLC                     Hawaii limited liability company
             ResortQuest Hilton Head, Inc.                  Delaware corporation
             ResortQuest Realty Aspen, LLC                  Delaware limited liability company
           ResortQuest at Summit County, LLC                Colorado limited liability company
       ResortQuest Real Estate of Florida, Inc.             Florida corporation
          ResortQuest Southwest Florida, LLC                Delaware limited liability company
            ResortQuest Technologies, Inc.                  Colorado corporation
                    Ridgepine, Inc.                         Delaware corporation
                  RQI Holdings, Ltd.                        Hawaii corporation
         Ryan's Golden Eagle Management, Inc.               Montana corporation
         Sand Dollar Management Investors, LLC              Delaware limited liability company
                Sand Dollar Ocean, LLC                      Delaware limited liability company
        Scottsdale Resort Accommodations, Inc.              Delaware corporation
          Steamboat Premier Properties, Inc.                Delaware corporation
                  Styles Estates, LLC                       Florida limited liability company
         Telluride Resort Accommodations, Inc.              Colorado corporation
                Ten Mile Holdings, Ltd.                     Colorado corporation
                The Management Company                      Georgia corporation
                The Maury People, Inc.                      Massachusetts corporation
                The Tops'l Group, Inc.                      Florida corporation
            Tops'l Club of NW Florida, LLC                  Florida limited liability company
            Trupp-Hodnett Enterprises, Inc.                 Georgia corporation
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